Exhibit 99.B(d)(8)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Acadian Asset Management LLC

As of April 2, 2009, as amended March 29, 2010, January 6, 2012, September 15, 2015, June 30,
2016, November 12, 2020 and April 10, 2025

SEI INSTITUTIONAL INVESTMENTS TRUST

World Equity Ex-U.S. Fund
Screened World Equity Ex-US Fund
Global Managed Volatility Fund
Large Cap Fund
Large Cap Disciplined Equity Fund
U.S. Managed Volatility Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Acadian Asset Management LLC

As of April 2, 2009, as amended March 29, 2010, January 6, 2012, September 15, 2015, June 30,
2016, November 12, 2020 and April 10, 2025

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Fund and Large Cap Disciplined Equity Fund

[REDACTED]

World Equity Ex-U.S. Fund and Screened World Equity Ex-US Fund

[REDACTED]

Global Managed Volatility Fund

[REDACTED]

U.S. Managed Volatility Fund

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation		Acadian Asset Management LLC

By:	/s/ James Smigiel	By:	/s/ Ted Noon

Name:	James Smigiel	Name:	Ted Noon

Title:	Chief Investment Officer	Title:	Chief Marketing Officer